RANDGOLD RESOURCES LIMITED
Incorporated in Jersey, Channel Islands
Registration Number 62686
LSE Trading Symbol: RRS
Nasdaq Trading Symbol: GOLD

Inspection of United States Annual Report (Form 20-F)

Randgold Resources Limited ("Randgold Resources") has on 30 June 2004 filed its
United States Annual Report for the year ended December 31, 2003 ("Form 20-F")
with the Securities and Exchange Commission. In compliance with the United
Kingdom Listing Authority ("UKLA") Listing Rules, Randgold Resources wishes to announce that two copies of the 20-F have been lodged with the UKLA's Document
Viewing Facility and are available for inspection.

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